Exhibit 99.1

CENDANT CORPORATION ANNOUNCES UPDATED EARNINGS PROJECTIONS AND STEPS TO ADDRESS CHALLENGES
AT TRAVEL DISTRIBUTION BUSINESS

Projects 4th Quarter 2005 EPS of $0.23 from Continuing Operations, Excluding Separation Costs, Expected Non-Cash Intangibles Impairment Charge at Travel Distribution Services Division, and Gain on Sale of Marketing Services Division

Company Taking Action to Address Specific Execution Challenges at Travel Distribution Businesses and Projects TDS 2006 EBITDA Growth of 11% Over Estimated 2005 Results

Separation Plan Remains on Track, With Spin-offs of Real Estate Services and Hospitality Planned for the Spring and Summer of 2006, Respectively

NEW YORK, December 13, 2005 - Cendant Corporation (NYSE: CD) today announced an update to its financial projections that reflects continuing challenges at its Travel Distribution Services (TDS) division. The Company also announced specific actions to address these challenges and said its previously announced plan to separate Cendant into four independent, publicly traded, pure-play companies remains on track, with certain modifications.

Cendant’s Chairman and CEO, Henry R. Silverman, said, “We are moving aggressively to address continuing challenges at TDS through management changes and technology development. We are facing specific, identifiable issues that mainly affect our international online operations and that we believe will be addressed by the actions we are taking. Despite the recent and unacceptable setbacks in its performance compared to our expectations, TDS is a growing and profitable business that will be well positioned to compete successfully as a standalone company. Cendant’s three other new companies continue to meet their performance goals. In fact, for the full year 2006, if Cendant had remained together, our preliminary projections indicate growth in revenue and EBITDA, excluding the Company’s former mortgage business, of approximately 10-12% over estimated 2005 results.”

Cendant expects the new Real Estate Services company to be spun off in the spring of 2006, the new Hospitality company in early summer of 2006, and the new Travel Distribution Services company in early October 2006.

Fourth Quarter 2005 and 2006 Outlook

Due to challenges in TDS resulting in that division’s earnings increasing at a lower rate in the fourth quarter than previously projected, the Company projects fourth quarter 2005 EPS from continuing operations of $0.23, at the low end of the range of $0.23-$0.26 projected on October 24, 2005. The updated projection does not include any costs associated with the contemplated separation of the Company into four separate public companies, which Cendant estimates to be approximately $0.01 per share in the fourth quarter, nor does it include an expected non-cash intangibles impairment charge at TDS of approximately $200 to $300 million, pre-tax, which the Company said was due largely to reduced return expectations at its ebookers business. It further does not include a pre-tax gain of approximately $1.2 billion resulting from the previously announced sale of the Company’s Marketing Services Division in October.

Cendant also announced, for the first quarter of 2006, estimates for its year-over-year growth in revenue and EBITDA, excluding the Company's former mortgage business, of approximately 8-10%. EPS from continuing operations (before separation costs) is expected to be $0.18 to $0.20 per share. The first quarter of 2006 is anticipated to be the last quarter that Cendant reports consolidated results.

Following a final budget review conducted over the past two weeks, the Company now projects TDS full-year 2006 EBITDA in the range of $575 to $625 million, including the estimated effect of renegotiations of content agreements with U.S. airlines. This represents an approximate 11% increase over TDS’s current 2005 EBITDA forecast of $535-$545 million. Projected 2006 financial results at Cendant’s other businesses remain unchanged from the Company’s previous announcement on October 24, 2005. Full year 2006 projections for each new company will be furnished at Cendant’s annual Investor Day, planned for the first quarter of 2006.

Commenting on the downward revision to Cendant’s projections of TDS EBITDA during 2005, Mr. Silverman said, “TDS has clearly fallen short of its 2005 targets due principally to our international online businesses, particularly ebookers. We face company-specific issues that we have identified and are addressing, not with quick fixes but with significant new investments, including the development of a single, global online platform.”

“While with hindsight our past projections were too high,” Mr. Silverman continued, “the fact is that TDS is a strong business that we expect will achieve approximately 11% EBITDA growth next year. Its strengths have been widely recognized, most recently at the World Travel Awards in November, where we were named ‘Best Travel Distribution Services Company’ in a category that included the industry’s toughest competitors. With its global scale, powerful brands and deep industry expertise, TDS has the fundamental strengths to compete successfully in its markets.”

Executive Changes

The Company announced changes in the planned executive leadership of two of the four standalone companies. Samuel L. Katz will no longer serve as Chairman and CEO of Cendant’s Travel Distribution Services division, effective immediately. After a short transition, he will be leaving the Company to pursue other business interests. Mr. Katz has been with the Company for 10 years and assumed the leadership of TDS in October 2001.

The Company has begun a search for a new CEO of TDS, which it expects to conclude well in advance of its planned spin-off. Cendant’s President and CFO, Ronald L. Nelson, will assume responsibility for the TDS business during the leadership transition as interim CEO, with Mr. Katz’s immediate direct reports reporting to Mr. Nelson. To give the Company flexibility in attracting the most suitable candidate to lead TDS, Mr. Silverman will not become CEO of TDS, as previously indicated, upon its spin-off in October 2006.

With Mr. Silverman no longer to lead the new TDS company, Cendant’s Board of Directors has determined that Mr. Silverman will become Chairman and CEO of the new Real Estate Services company upon its expected spin-off in the spring of 2006. Previously, Mr. Silverman was to become non-executive Chairman of the Real Estate Services company. Richard A. Smith, who was initially to be the CEO of the new Real Estate Services company, will now serve as Vice Chairman and President of that company following its spin-off. Effective January 1, 2008, Mr. Silverman is expected to step down as CEO, and Mr. Smith is expected to assume that title. Mr. Silverman will remain as Chairman and CEO of Cendant until the Company has separated into four public companies.

“The Board, my colleagues, our advisors and our lenders felt it was important for me to remain involved as CEO of one of the new companies, and Richard Smith and I agreed that I could provide the greatest benefit at the Real Estate Services company,” Mr. Silverman said.

The Company further stated that, as previously announced, Mr. Silverman will not receive any compensation as an executive of any of the new companies.

Organization and Timing

The Company also announced that the proposed Hospitality company will now include Cendant’s Vacation Network Group (VNG), comprised of its leading timeshare exchange business, RCI, and the Vacation Rental Group. These businesses were previously proposed to become part of the new TDS company.

Addressing this change, Mr. Silverman said, “The Company decided to retain VNG within the Hospitality company for two primary reasons. Most importantly, given the challenges we are addressing at TDS and the management change under way there, we concluded that it would be preferable for VNG to remain as part of the Hospitality company, rather than give the new TDS management the additional challenges of integrating a large, global business. Also, because Hospitality and Real Estate Services are expected to be spun off months before TDS, by including VNG in Hospitality, we will be able to distribute about two-thirds of our EBITDA to our shareholders more quickly.”

Refinancings

The Company also said that upon the completion of the spin-offs of Real Estate Services and Hospitality, Cendant will refinance its public corporate debt securities. Cendant expects that the refinancing of these debt securities and Cendant’s other corporate debt at the time of the spin-offs will be allocated among the new Real Estate Services, Hospitality and TDS companies, generally based upon the expected ability of each new company to service its debt load. The Company believes that the retention of VNG by Hospitality will not only enhance that new company’s performance, but also increase its financial flexibility. Further, Hospitality will share with Real Estate Services and TDS responsibility for Cendant’s contingent liabilities and participate in the Company’s contingent assets. Initially, only Real Estate Services and TDS were to share these responsibilities and benefits. Consistent with the original plan, the Vehicle Rental company will have no legacy corporate debt but will be responsible for the existing securitized debt related to rental vehicle assets.

Investor Conference Call

Cendant will host a conference call to discuss this announcement today, Tuesday, December 13, 2005, at 9:00 AM (ET).  Investors may access the call live at www.cendant.com or by dialing 800-988-9352 within the United States, or 773-756-4619 for international callers, using the access code: “Cendant”.  A Web replay will be available at www.cendant.com following the call.  A telephone replay will be available from 12:00 PM (ET) on December 13, 2005 until midnight (ET) on December 27, 2005 at 866-415-8408 within the United States, or at 203-369-0701 for international callers.

Cendant Corporation is primarily a provider of travel and residential real estate services. With approximately 85,000 employees, New York City-based Cendant provides these services to businesses and consumers in over 100 countries. More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting the Company’s Web site at www.cendant.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. The Company cannot provide any assurances that the separation or any of the proposed transactions related thereto will be completed, nor can it give assurances as to the terms on which such transactions will be consummated. The transaction is subject to certain conditions precedent, including final approval by the Board of Directors of Cendant.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks inherent in the contemplated separation and related transactions and borrowings and costs related to the proposed transactions; distraction of the Company and its management as a result of the proposed transactions; risks and challenges associated with management changes, including identifying a new CEO of TDS; costs and risks related to technology investments and development for TDS; risks that projected growth rates, volume growth and acquisition synergies may not be realized; results of continuing negotiations with domestic airlines relating to GDS participation and fees; changes in business, political and economic conditions in the U.S. and in other countries in which Cendant and its companies currently do business; changes in governmental regulations and policies and actions of regulatory bodies; changes in operating performance, including changes in projected performance; and access to capital markets and changes in credit ratings, including those that may result from the proposed transaction. Other unknown or unpredictable factors also could have material adverse effects on Cendant’s and its companies’ performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Cendant’s 10-Q for the quarter September 30, 2005, including under headings such as “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

This press release includes management’s estimate of earnings per share from continuing operations before separation costs and an expected non-cash intangibles impairment charge at TDS for the fourth quarter of 2005, which is a non-GAAP financial measure. Provided below is a reconciliation of this non-GAAP metric to earnings per share before the expected non-cash intangibles impairment charge at TDS, which is also a non-GAAP financial measure. Management believes the most directly comparable GAAP measure for the expected earnings per share from continuing operations before an expected non-cash intangibles impairment charge at TDS would be “Earnings per share from continuing operations”. Due to the difficulty in forecasting and quantifying the tax amounts that would be included in the per share calculation for the expected non-cash intangibles impairment charge at TDS, the Company is not providing an estimate of fourth quarter 2005 “Earnings per share from continuing operations”.

Earnings per share from continuing operations before separation costs and TDS expected intangibles impairment charge	$ 0.23
Less: Estimated separation costs	0.01
Earnings per share from continuing operations before TDS expected intangibles impairment charge	$ 0.22

This press release also includes management’s estimate of earnings per share from continuing operations before separation costs for first quarter 2006, which is a non-GAAP financial measure. Management believes the most directly comparable GAAP measure for earnings per share from continuing operations before separation costs would be “Earnings per share from continuing operations”. Due to the uncertainty regarding the timing and the amount of separation costs to be incurred in first quarter 2006, the Company is not providing an estimate of first quarter 2006 “Earnings per share from continuing operations” at this time. Depending on the ultimate timing of the separation, the separation costs may be material during the first quarter of 2006.

This press release includes management's estimate of total company EBITDA growth for first quarter 2006 and full year 2006, excluding the results of the former Mortgage segment, which was spun-off on January 31, 2005.  Such metric is a non-GAAP financial measure.  Management believes that total company EBITDA excluding the results of the former Mortgage segment is useful in measuring the comparable results of the Company period-over-period.  Provided below are reconciliations of first quarter 2006, full year 2006 and full year 2005 total company EBITDA excluding Mortgage to Total company EBITDA, which is also a non-GAAP financial measure.  Management believes the most directly comparable GAAP measure for total company EBITDA would be “Net income”.  Due to the difficulty in forecasting and quantifying the amounts that would be required to be included in “Net income” for these periods, the Company is not providing an estimate of first quarter 2006, full year 2006 and full year 2005 “Net income” at this time.

	First Quarter
	2006	2005	Growth
Total company EBITDA excluding Mortgage	$ 530	$ 482	10%
Mortgage results	-	(181)
Total company EBITDA	$ 530	$ 301	(*)

Less: Non-program related depreciation and amortization		137
Non-program related interest income, net		(18)
Amortization of pendings and listings		3
Income before income taxes and minority interest		179
Provision for income taxes		115
Minority interest, net of tax		1
Income from continuing operations		63
Loss from discontinued operations		(145)
Net loss		$ (82)

	Full Year
	2006	2005	Growth
Total company EBITDA excluding Mortgage	$ 3,020	$ 2,720	11%
Mortgage results	-	(181)
Total company EBITDA	$ 3,020	$ 2,539	(*)
_____
(*) Not meaningful.

Media Contact:	Investor Contacts:
Elliot Bloom 212-413-1832	Sam Levenson 212-413-1834
Henry A. Diamond 212-413-1920